ChromaDex Corporation Reports Second Quarter 2024 Financial Results
Total net sales of $22.7 million, up 12% year-over-year, gross margin of 60.2%, lower operating expenses, resulting in approximately breakeven net loss and positive Adjusted EBITDA of $1.6 million for the three months ended June 30, 2024.

LOS ANGELES, CA - August 7, 2024 - ChromaDex Corp. (NASDAQ:CDXC) today announced financial results for the second quarter of 2024.

Second Quarter 2024 Financial and Recent Operational Highlights
•Total net sales were $22.7 million, with $18.6 million from Tru Niagen®, up 12%, and 10%, respectively, from the prior year quarter.
•Solid gross margin of 60.2% and a $0.7 million reduction in total operating expenses from the prior year quarter.
•Net loss and loss per share were approximately breakeven, a $2.2 million and $0.03 per share improvement from the prior year quarter.
•Adjusted EBITDA, a non-GAAP measure, improved to $1.6 million from $0.2 million in the prior year quarter.
•In June 2024, ChromaDex announced U.S. FDA Orphan Drug Designation and Rare Pediatric Disease Designation for nicotinamide riboside chloride, ChromaDex’s product candidate for the treatment of Ataxia Telangiectasia (AT). AT is a rare, progressive disease that typically presents in early childhood and affects the function of the nervous system, the immune system, and several other body systems. Plans are underway to file an Investigational New Drug application with the U.S. FDA in anticipation of conducting human clinical trials. If the application is approved, ChromaDex will pursue grant funding or other non-dilutive financing for the human clinical trials.
•In June 2024, ChromaDex unveiled Niagen+, a product line featuring pharmaceutical-grade Niagen® (patented nicotinamide riboside chloride or NRC). U.S. FDA-registered 503B outsourcing facilities will compound and distribute pharmaceutical-grade Niagen®, which will be available in intravenous (IV) and injectable forms exclusively at clinics with prescription. Beginning this month, Niagen IV and injections will debut at select IV clinics. Clinical study results(1) support Niagen IV offering a 75% shorter infusion time, a higher and faster rise in NAD+ blood levels three hours post-infusion, based on dried blood spot analysis, and is well-tolerated as compared to the common alternative, NAD+ IV.
•In July 2024, ChromaDex launched Niagen+ NAD+ Test Kits, available exclusively to healthcare practitioners. The Niagen+ NAD+ Test Kits provide a reliable method for measuring patient blood NAD+ levels, enabling practitioners to create more personalized and effective protocols using ChromaDex’s NAD+-boosting products, Tru Niagen® and Niagen+.
“We delivered solid financial results in the second quarter, with $22.7 million in revenue and lower operating expenses resulting in virtually breakeven net loss and operating cash flows, as well as positive Adjusted EBITDA of $1.6 million,” said ChromaDex Chief Executive Officer, Rob Fried. “Moreover, we are thrilled to finally unveil our new product line, Niagen+, for healthcare practitioners and clinics. This launch marks a significant milestone for ChromaDex, as we believe we are the first company to offer NR in both oral and intravenous forms, reinforcing our position as the global authority in the NAD+ market.”

(1) Source: MedRxiv Randomized, placebo-controlled, pilot clinical study evaluating acute Niagen®+ IV and NAD+ IV in healthy adults

Results of operations for the three months ended June 30, 2024 compared to the prior year quarter

ChromaDex recorded net sales of $22.7 million, an increase of 12% or $2.4 million from the prior year quarter. The growth in total net sales was primarily due to higher Tru Niagen® and Niagen® ingredient sales.

Gross margin percentage declined 60 basis points to 60.2% primarily driven by changes in business mix.

Operating expense decreased 5%, or $0.7 million, to $13.9 million driven by lower general and administrative expense, partially offset by increased investments in sales and marketing expense.

Net loss and loss per share were approximately breakeven, both up compared to a net loss of $2.2 million, or $0.03 loss per share, for the second quarter of 2023. Adjusted EBITDA, a non-GAAP measure, improved to $1.6 million from $0.2 million in the second quarter of 2023. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of non-GAAP Adjusted EBITDA to net loss, the most directly comparable GAAP measure.

Net cash inflow from operating activities was approximately breakeven for the six months ended June 30, 2024 compared to a net cash inflow of $6.1 million in the prior year. The approximately $6.0 million reduction in cash provided by operating activities was largely driven by a relatively greater increase in trade receivables of $4.2 million and a greater reduction in accounts payable of $2.5 million.

2024 Full Year Outlook

Looking forward, for the full year, the Company expects between 10% - 15% revenue growth year-over-year, driven by continued revenue growth through our e-commerce business as well as established partnerships, and assumes upside from opportunities with new partnerships, channels, and products. The Company projects that gross margin will improve slightly year-over-year. Moreover, selling and marketing expense will increase in absolute dollars but remain stable as a percentage of net sales, as the Company continues to make focused investments to drive brand awareness and support new market launches, while maintaining efficiency. The Company plans to continue to invest in research and development to drive future innovation and expects general and administrative expense to be down $1.5 million year over year.

Investor Conference Call
A live webcast will be held Wednesday, August 7, 2024 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss ChromaDex’s second-quarter financial results and provide a general business update.
To listen to the webcast, or to view the earnings press release and its accompanying financial exhibits, please visit the Investors Relations section of ChromaDex’s website at https://investors.chromadex.com. The toll-free dial-in information for this call is 1-888-596-4144 with Conference ID: 8584242.
The webcast will be recorded, and will be available for replay via the website from 7:30 p.m. Eastern time on August 7, 2024 through 11:59 p.m. Eastern time on August 14, 2024. The replay of the call can also be accessed by dialing 800-770-2030, using the Replay ID: 8584242.

Important Note on Forward Looking Statements:
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Statements that are not a description of historical facts constitute forward-looking statements and may often, but not always, be identified by the use of such words as “expects,” “anticipates,” “intends” “estimates,” “plans,” “potential,” “possible,” “probable,” “believes” “seeks,” “may,” “will,” “should,” “could,” “predicts,” “projects,” “continue,” “would” or the negative of such terms or other similar expressions. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the quotation from ChromaDex’s Chief Executive Officer, statements related to the Company’s 2024 financial outlook including but not limited to revenue growth, gross margin, expenses, and investment plans, the statements regarding Niagen IV, statements related to the Niagen+ NAD+ Test Kit, statements regarding the potential benefits and development of NRC as a treatment for AT or other diseases, including statements regarding clinical trials and obtaining IND Designation from the FDA. Risks that contribute to the uncertain nature of the forward-looking statements include: inflationary conditions and adverse economic conditions; our history of operating losses and need to obtain additional financing; the growth and profitability of our product sales; our ability to maintain and grow sales, marketing and distribution capabilities; changing consumer perceptions of our products; our reliance on a single or limited number of third-party suppliers; risks of conducting business in China; including unanticipated developments in and risks related to the Company’s ability to secure adequate quantities of pharmaceutical-grade Niagen in a timely manner; the Company’s ability to obtain appropriate contracts and arrangements with U.S. FDA-registered 503B outsourcing facilities required to compound and distribute pharmaceutical-grade Niagen to clinics; the Company’s ability to remain on the U.S. FDA Bulk Drug Substances Nominated for Use in Compounding Under Section 503B of the Federal Food, Drug, and Cosmetic Act Category 1 list; the Company’s ability to maintain and enforce the Company’s existing intellectual property and obtain new patents; the ability to continue to pursue additional studies, human trials, and to obtain an IND Designation from the FDA; whether the potential benefits of NRC can be further supported; further research and development and the results of clinical trials possibly being unsuccessful or insufficient to meet applicable regulatory standards or warrant continued development; the ability to enroll sufficient numbers of subjects in clinical trials; determinations made by the FDA and other governmental authorities; and the risks and uncertainties associated with our business and financial condition in general, described in our filings with the Securities and Exchange Commission (SEC), including, without limitation, our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q as filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and actual results may differ materially from those suggested by these forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement and ChromaDex undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.

About ChromaDex:

ChromaDex Corporation is a global bioscience company dedicated to healthy aging. The ChromaDex team, which includes world-renowned scientists, is pioneering research on nicotinamide adenine dinucleotide (NAD+), an essential coenzyme that is a key regulator of cellular metabolism and is found in every cell of the human body. NAD+ levels in humans have been shown to decline with age, among other factors, and may be increased through supplementation with NAD+ precursors. ChromaDex is the innovator behind the NAD+ precursor nicotinamide riboside chloride (“NRC” commonly referred to as “NR”), commercialized as the flagship ingredient Niagen®, available in both food and pharmaceutical grades. Nicotinamide riboside chloride and other NAD+ precursors are protected by ChromaDex’s patent portfolio.

The Company delivers Niagen® as the sole or principal dietary ingredient in its consumer product line Tru Niagen® available at www.TruNiagen.com and through partnerships with global retailers and distributors. The Company also develops and commercializes proprietary-based ingredient technologies, including food-grade Niagen® and pharmaceutical-grade Niagen®, and supplies these ingredients as raw materials to the manufacturers of consumer products and U.S. FDA-registered 503B outsourcing facilities, respectively. The Company further offers natural product fine chemicals, known as phytochemicals, and related research and development services. Follow us on X (formerly Twitter) @ChromaDex and Instagram @TruNiagen and subscribe to our latest news via our website accessible at www.ChromaDex.com to which ChromaDex regularly posts copies of its press releases as well as additional updates and financial information about the Company.

Contacts:

Investor Relations
Ben Shamsian
Lytham Partners
+1 (646) 829-9701
Shamsian@LythamPartners.com

Media Relations
Kendall Knysch
Director of Media Relations
+1 (310) 388-6706 Ext. 689
Kendall.Knysch@ChromaDex.com

ChromaDex Corporation and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
(In thousands, except per share data)
Sales, net	$22,739	$20,323	$44,892	$42,879
Cost of sales	9,046	7,967	17,743	17,005
Gross profit	13,693	12,356	27,149	25,874
Operating expenses:
Sales and marketing	6,969	6,009	13,709	13,883
Research and development	1,316	1,365	3,411	2,558
General and administrative	5,664	7,298	11,016	13,717
Total operating expenses	13,949	14,672	28,136	30,158
Operating loss	(256)	(2,316)	(987)	(4,284)

Nonoperating income:
Interest income, net	241	125	480	191
Net loss	$(15)	$(2,191)	$(507)	$(4,093)

Basic and diluted loss per share attributable to common stockholders:	$0.00	$(0.03)	$(0.01)	$(0.05)
Basic and diluted weighted average common shares outstanding	75,559	74,967	75,394	74,882

ChromaDex Corporation and Subsidiaries
Unaudited Condensed Consolidated Balance Sheets

(In thousands except par values, unless otherwise indicated)	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents, including restricted cash of $152 for both periods presented	$27,885	$27,325
Trade receivables, net of allowances of $85 and $68, respectively; Including receivables from Related Party of $3.5 million and $2.8 million, respectively	7,818	5,234
Inventories	11,511	14,525
Prepaid expenses and other assets	2,088	2,450
Total current assets	49,302	49,534

Leasehold improvements and equipment, net	1,841	2,137
Intangible assets, net	435	510
Right-of-use assets	2,063	2,400
Other long-term assets	394	383
Total assets	$54,035	$54,964

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$8,105	$10,232
Accrued expenses	8,621	9,493
Current maturities of operating lease obligations	973	691
Current maturities of finance lease obligations	12	11
Customer deposits	156	195
Total current liabilities	17,867	20,622
Deferred revenue	3,311	3,311
Operating lease obligations, less current maturities	2,133	2,563
Finance lease obligations, less current maturities	6	12
Total stockholders’ equity	30,718	28,456
Total liabilities and stockholders’ equity	$54,035	$54,964

ChromaDex Corporation and Subsidiaries
Unaudited Condensed Consolidated Statements of Cash Flows

	Six Months Ended June 30,
(In thousands)	2024	2023
Net cash provided by / (used in):
Operating activities	$31	$6,072
Investing activities	(53)	(96)
Financing activities	582	(11)
Net increase in cash and cash equivalents	560	5,965
Cash and cash equivalents beginning of period	27,325	20,441
Cash and cash equivalents at end of period	$27,885	$26,406

ChromaDex Corporation and Subsidiaries
Unaudited Reconciliation of Non-GAAP Financial Measures

Reconciliation of Net Income (Loss) to Adjusted EBITDA
(In thousands)	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2023

Net income (loss), as reported	$(15)	$(492)	$114	$(959)	$(2,191)
Adjustments:
Interest income, net	(241)	(239)	(282)	(188)	(125)
Depreciation	170	178	177	233	232
Amortization of intangibles	37	38	39	39	39
Amortization of right of use assets	163	174	157	176	173
Share-based compensation	1,185	984	1,037	1,117	1,324
Severance and restructuring	276	27	5	86	766
Adjusted EBITDA	$1,575	$670	$1,247	$504	$218

Non-GAAP Financial Information:
To supplement ChromaDex’s unaudited financial data presented in accordance with generally accepted accounting principles (GAAP), the Company has presented Adjusted EBITDA, a non-GAAP financial measure. ChromaDex believes the presentation of this non-GAAP financial measure provides important supplemental information to management and investors and enhances the overall understanding of the Company’s historical and current financial operating performance. The Company believes disclosure of the non-GAAP financial measure has substance because the excluded expenses are infrequent in nature, are variable in nature or do not represent current cash expenditures. Further, such non-GAAP financial measure is among the indicators the Company uses as a basis for evaluating the Company’s financial performance as well as for planning and forecasting purposes. Accordingly, disclosure of this non-GAAP financial measure provides investors with the same information that management uses to understand the Company’s economic performance year-over-year.

Adjusted EBITDA is defined as net income (loss) before (a) interest, (b) depreciation, (c) amortization, (d) non-cash share-based compensation costs and (e) severance and restructuring expense. While ChromaDex believes that this non-GAAP financial measure provides useful supplemental information to investors, there are limitations associated with the use of such measure. This measure is not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies due to potential differences in the method of calculation. Management compensates for these limitations by relying primarily on the Company’s GAAP results and by using Adjusted EBITDA only supplementally and by reviewing the reconciliation of the non-GAAP financial measure to its most comparable GAAP financial measure.

Non-GAAP financial measures are not prepared in accordance with, or an alternative for, generally accepted accounting principles in the United States. The Company’s non-GAAP financial measure is not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.